Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2025 Financial Results

ALAMEDA, Calif., Nov. 5, 2025 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today reported financial results for the third quarter ended September 30, 2025.
•Revenue of $354.7 million in the third quarter of 2025, an increase of 17.8% or 16.9% in constant currency1, compared to the third quarter of 2024.
•Total U.S. revenue of $275.0 million in the third quarter of 2025, an increase of 21.5% compared to the third quarter of 2024.
•U.S. Thrombectomy revenue of $192.0 million in the third quarter of 2025, an increase of 18.5% compared to the third quarter of 2024. U.S. VTE revenue increased 34% compared to the same period a year ago.
•Income from operations of $48.8 million or operating margin of 13.8% in the third quarter of 2025.
•Net income of $45.9 million and adjusted EBITDA1 of $66.7 million or net income margin of 12.9% and adjusted EBITDA margin1 of 18.8% in the third quarter of 2025.
Third Quarter 2025 Financial Results
Total revenue increased to $354.7 million for the third quarter of 2025 compared to $301.0 million for the third quarter of 2024, an increase of 17.8%, or 16.9% in constant currency1. The United States represented 77.5% of total revenue and international represented 22.5% of total revenue for the third quarter of 2025. Revenue from the U.S. increased 21.5% while revenue from our international regions increased 6.6%, or 3.0% in constant currency1. Revenue from sales of our global thrombectomy products grew to $236.4 million in the third quarter of 2025, an increase of 15.8%, or 15.1% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 18.5% over the same period a year ago. Revenue from sales of our global embolization and access products grew to $118.3 million for the third quarter of 2025, an increase of 22.0%, or 20.8% in constant currency1 from the same period a year ago, driven primarily by our U.S. embolization and access products which increased by 29.2% from the same period a year ago.

Gross profit for the third quarter of 2025 was $240.4 million, or 67.8% of total revenue compared to $200.3 million, or 66.5% of total revenue, for the third quarter of 2024. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses were $191.6 million, or 54.0% of total revenue for the third quarter of 2025. This compares to total operating expenses of $164.9 million, or 54.8% of total revenue for the third quarter of 2024. R&D expenses were $22.7 million for the third quarter of 2025, compared to $25.2 million for the third quarter of 2024. SG&A expenses were $168.9 million for the third quarter of 2025, compared to $139.7 million for the third quarter of 2024.

Income from operations was $48.8 million for the third quarter of 2025, compared to income from operations of $35.4 million for the third quarter of 2024.

Updated Full Year 2025 Financial Outlook
The Company is increasing its guidance for 2025 total revenue to a range of $1 billion, 375 million to $1 billion, 380 million, which represents 15% to 16% growth over 2024 revenue of $1 billion, 195 million. The Company maintains guidance for U.S. Thrombectomy growth of 20% to 21% compared to 2024 levels. The Company also maintains guidance for both gross margin and operating margin for full year 2025.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2025 financial results after market close on Wednesday, November 5, 2025 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 596-4144 (conference id: 6572573), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Company’s website at www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn, and X.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA and adjusted EBITDA margin.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits associated with share-based compensation arrangements;
•non-recurring litigation related expenses;
•non-cash long-lived asset impairment charges related to the impairment of our immersive healthcare asset group; and
•one-time expenses in connection with the wind down of the immersive healthcare business.

Adjusted EBITDA and adjusted EBITDA margin. The Company's adjusted EBITDA reflects the exclusion from GAAP net income (loss) of:

•non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges;
•non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes;
•non-recurring litigation related expenses; and
•one-time expenses in connection with the wind down of the immersive healthcare business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash long-lived asset impairment charges related to the impairment of our immersive healthcare asset group, the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits associated with share-based compensation arrangements, expenses related to certain litigation matters that we have determined are not a normal or recurring part of our business, including settlement costs and legal fees, and one-time expenses in connection with the wind down of the immersive healthcare business. Further, we consider adjusted EBITDA and adjusted EBITDA margin useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges, non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes, non-recurring litigation related expenses, and one-time expenses in connection with the wind down of the immersive healthcare business.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 18, 2025. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$321,029	$324,404
Marketable investments	149,267	15,727
Accounts receivable, net	183,430	167,668
Inventories	432,365	406,737
Prepaid expenses and other current assets	55,429	36,589
Total current assets	1,141,520	951,125
Property and equipment, net	97,730	62,641
Operating lease right-of-use assets	170,715	177,787
Finance lease right-of-use assets	26,790	28,018
Intangible assets, net	6,368	6,513
Goodwill	166,748	165,826
Deferred taxes	94,478	100,332
Other non-current assets	40,020	40,939
Total assets	$1,744,369	$1,533,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,821	$31,326
Accrued liabilities	124,273	112,429
Current operating lease liabilities	13,086	12,221
Current finance lease liabilities	2,423	2,369
Total current liabilities	169,603	158,345
Non-current operating lease liabilities	180,313	187,068
Non-current finance lease liabilities	21,223	21,731
Other non-current liabilities	14,534	15,106
Total liabilities	385,673	382,250
Stockholders’ equity:
Common stock	39	38
Additional paid-in capital	1,165,195	1,096,732
Accumulated other comprehensive income (loss)	3,114	(5,843)
Retained earnings	190,348	60,004
Total stockholders’ equity	1,358,696	1,150,931
Total liabilities and stockholders’ equity	$1,744,369	$1,533,181

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$354,685	$301,039	$1,018,280	$879,097
Cost of revenue	114,269	100,733	337,971	334,823
Gross profit	240,416	200,306	680,309	544,274
Operating expenses:
Research and development	22,677	25,205	67,972	74,773
Sales, general and administrative	168,901	139,737	482,321	426,052
Impairment charge	—	—	—	76,945
Total operating expenses	191,578	164,942	550,293	577,770
Income (loss) from operations	48,838	35,364	130,016	(33,496)
Interest and other income, net	3,487	4,414	11,477	10,026
Income (loss) before income taxes	52,325	39,778	141,493	(23,470)
Provision for (benefit from) income taxes	6,474	10,251	11,149	(3,799)
Net income (loss)	$45,851	$29,527	$130,344	$(19,671)

Net income (loss) per share:
Basic	$1.17	$0.76	$3.36	$(0.51)
Diluted	$1.17	$0.75	$3.32	$(0.51)
Weighted average shares outstanding:
Basic	39,078,378	38,610,805	38,827,038	38,706,809
Diluted	39,302,239	39,178,227	39,250,680	38,706,809

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP operating expenses	$191,578	$164,942	$550,293	$577,770
GAAP operating expenses includes the effect of the following items:
Impairment charge[2]	—	—	—	76,945
Non-recurring litigation related expenses	—	—	—	4,823
Amortization of finite lived intangible assets acquired	—	—	—	4,759
Wind down expenses[3]	—	4,971	—	4,971
Non-GAAP operating expenses	$191,578	$159,971	$550,293	$486,272

GAAP income (loss) from operations	$48,838	$35,364	$130,016	$(33,496)
GAAP income (loss) from operations includes the effect of the following items:
Impairment charge[2]	—	—	—	76,945
Non-recurring litigation related expenses	—	—	—	4,823
Amortization of finite lived intangible assets acquired	—	—	—	4,759
Wind down expenses[3]	—	4,971	—	4,971
Non-GAAP income from operations	$48,838	$40,335	$130,016	$58,002

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3Represents one-time expenses that include severance and other costs related to the wind down of the immersive healthcare business during the three and nine months ended September 30, 2024.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024		Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS
GAAP net income (loss)	$45,851	$1.17	$29,527	$0.75	$130,344	$3.32	$(19,671)	$(0.51)
GAAP net income (loss) includes the effect of the following items:
Impairment charge[2]	—	—	—	—	—	—	76,945	1.96
Non-recurring litigation related expenses	—	—	—	—	—	—	4,823	0.12
Amortization of finite lived intangible assets acquired	—	—	—	—	—	—	4,759	0.12
Wind down expenses[3]	—	—	4,971	0.13	—	—	4,971	0.13
Tax effects of the non-GAAP adjustments above[4]	—	—	(1,198)	(0.03)	—	—	(22,051)	(0.56)
Excess tax benefits related to stock compensation awards	(7,754)	(0.20)	(85)	0.00	(25,889)	(0.66)	(491)	(0.01)
Non-GAAP net income	$38,097	$0.97	$33,215	$0.85	$104,455	$2.66	$49,285	$1.25

GAAP diluted EPS		$1.17		$0.75		$3.32		$(0.51)
Non-GAAP diluted EPS		$0.97		$0.85		$2.66		$1.25

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,302,239		39,178,227		39,250,680		38,706,809
Non-GAAP diluted EPS[5]	39,302,239		39,178,227		39,250,680		39,334,133

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3Represents one-time expenses that include severance and other costs related to the wind down of the immersive healthcare business during the three and nine months ended September 30, 2024.
4For the three and nine months ended September 30, 2024, management used a combined federal and state tax rate of 24.10% to compute the tax effects of non-GAAP adjustments.
5For the purposes of calculating non-GAAP diluted EPS for the nine months ended September 30, 2024, non-GAAP diluted weighted average shares outstanding of 39,334,133 were used as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$45,851	$29,527	$130,344	$(19,671)
Adjustments to GAAP net income (loss):
Depreciation and amortization expense	2,488	4,148	13,010	19,314
Interest income, net	(4,022)	(3,129)	(10,756)	(9,333)
Provision for (benefit from) income taxes	6,474	10,251	11,149	(3,799)
Stock-based compensation expense	15,932	10,940	43,951	34,069
Impairment charge[2]	—	—	—	76,945
Non-recurring litigation related expenses	—	—	—	4,823
Wind down expenses[3]	—	4,971	—	4,971
Adjusted EBITDA	$66,723	$56,708	$187,698	$107,319

Revenue	$354,685	$301,039	$1,018,280	$879,097
Adjusted EBITDA	$66,723	$56,708	$187,698	$107,319
GAAP net income (loss) margin	12.9%	9.8%	12.8%	(2.2)%
Adjusted EBITDA margin	18.8%	18.8%	18.4%	12.2%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3Represents one-time expenses that include severance and other costs related to the wind down of the immersive healthcare business during the three and nine months ended September 30, 2024.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$275,029	$226,326	$48,703	21.5%	$—	$48,703	21.5%
International	79,656	74,713	4,943	6.6%	(2,689)	2,254	3.0%
Total	$354,685	$301,039	$53,646	17.8%	$(2,689)	$50,957	16.9%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$792,707	$654,150	$138,557	21.2%	$—	$138,557	21.2%
International	225,573	224,947	626	0.3%	(3,169)	(2,543)	(1.1)%
Total	$1,018,280	$879,097	$139,183	15.8%	$(3,169)	$136,014	15.5%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$236,422	$204,141	$32,281	15.8%	$(1,444)	$30,837	15.1%
Embolization and Access	118,263	96,898	21,365	22.0%	(1,245)	20,120	20.8%
Total	$354,685	$301,039	$53,646	17.8%	$(2,689)	$50,957	16.9%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$693,222	$595,346	$97,876	16.4%	$(1,682)	$96,194	16.2%
Embolization and Access	325,058	283,751	41,307	14.6%	(1,487)	39,820	14.0%
Total	$1,018,280	$879,097	$139,183	15.8%	$(3,169)	$136,014	15.5%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$191,994	$162,051	$29,943	18.5%	$—	$29,943	18.5%
International	44,428	42,090	2,338	5.6%	(1,444)	894	2.1%
Total Thrombectomy	236,422	204,141	32,281	15.8%	(1,444)	30,837	15.1%
Embolization and Access
United States	83,035	64,275	18,760	29.2%	—	18,760	29.2%
International	35,228	32,623	2,605	8.0%	(1,245)	1,360	4.2%
Total Embolization and Access	118,263	96,898	21,365	22.0%	(1,245)	20,120	20.8%
Total	$354,685	$301,039	$53,646	17.8%	$(2,689)	$50,957	16.9%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$568,419	$466,064	$102,355	22.0%	$—	$102,355	22.0%
International	124,803	129,282	(4,479)	(3.5)%	(1,682)	(6,161)	(4.8)%
Total Thrombectomy	693,222	595,346	97,876	16.4%	(1,682)	96,194	16.2%
Embolization and Access
United States	224,288	188,086	36,202	19.2%	—	36,202	19.2%
International	100,770	95,665	5,105	5.3%	(1,487)	3,618	3.8%
Total Embolization and Access	325,058	283,751	41,307	14.6%	(1,487)	39,820	14.0%
Total	$1,018,280	$879,097	$139,183	15.8%	$(3,169)	$136,014	15.5%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com
Source: Penumbra, Inc.